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                                                                   Exhibit 10.14

                        COMMON STOCK PURCHASE AGREEMENT

          This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of September __, 2001 by and between Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Ballsbridge Finance Ltd., a Nevis corporation (the "Purchaser").

          The parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1. Certain Definitions.
                       -------------------

               (a) "Applicable Percentage" shall mean a percentage determined by
                    ---------------------
reference to the corresponding Daily Market Capitalization of the Company, in accordance with the following table:

               Daily Market Capitalization
                     ($ in millions)                       Applicable Percentage
               ---------------------------                 ---------------------

               Less than or equal to 55                             8.5%
               More than 55 but less than or equal to 80            7.5%
               More than 80 but less than or equal to 105           6.5%
               More than 105 but less than or equal to 130          5.5%
               More than 130                                        4.5%

               (b) "Average Daily Price" shall be the price based on the VWAP of
                    -------------------
the Company on the Principal Market.

               (c) "Commencement Date" shall mean the first day of a Draw Down
                    -----------------
Pricing Period.

               (d) "Daily Market Capitalization" shall mean the Company's market
                    ---------------------------
capitalization calculated on a daily basis by multiplying the number of issued and outstanding shares of the Company on the Trading Day preceding the Commencement Date (without giving effect to Shares that are the subject of a Draw Down Notice but that have not yet settled) by the VWAP on such Trading Day.

               (e) "Daily Purchase Price" shall mean the price paid per Share
                    --------------------
during each applicable Draw Down Pricing Period calculated on a daily basis and determined by subtracting the Applicable Percentage from one and multiplying the result by the corresponding VWAP. A pro-rata portion equal to 1/x of the Draw Down amount (where x equals the number of Trading Days in the Draw Down Pricing Period) will be allocated to purchase whole shares of Common Stock at the Daily Purchase Price for the corresponding Trading Day.

               (f) "Draw Down" shall have the meaning assigned to such term in
                    ---------
Section 6.1(a) hereof.

               (g) "Draw Down Pricing Period" shall mean the period of five,
                    ------------------------
ten, fifteen or twenty consecutive Trading Days designated by the Company, and beginning on the date specified, in the Draw Down Notice (as defined in Section 6.1(e) hereof); provided, however, the Draw Down Pricing Period shall not begin
                --------  -------
before the day on which receipt of such notice is deemed effective pursuant to
Section 9.4 hereof; provided, further, that if the Commencement Date is to be the date of the Draw Down Notice, the Draw Down Notice must be delivered to and receipt confirmed by the Purchaser at least one hour before trading commences on such date.

               (h) "Effective Date" shall mean the date the Registration
                    --------------
Statement of the Company covering the Shares is declared effective.

               (i) "Investment Amount" shall have the meaning assigned to such
                    -----------------
term in Section 6.1(e) hereof.

               (j) "Material Adverse Effect" shall mean any adverse effect on
                    -----------------------
the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its material obligations under any other material agreement; provided, however, that the following shall not be taken into account in determining a "Material Adverse Event": (i) any adverse change, event, effect, occurrence, state of fact or development that is directly attributable to conditions affecting the United States economy generally unless such conditions adversely affect the Company in a materially disproportionate manner,
(ii) any adverse change, event, effect, occurrence, state of fact or development that is directly attributable to conditions affecting the biotechnology industry generally, unless such conditions adversely affect the Company in a materially disproportionate manner, (iii) any event, violation, inaccuracy, circumstance or other matter resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; provided that such event, violation, inaccuracy, circumstance or other matter is not caused by the gross negligence, recklessness or willful misconduct of the Company, or a default by the Company in its obligations under this Agreement, and, (iv) operating losses in the ordinary course of business.

               (k) "Principal Market" shall mean initially the Nasdaq National
                    ----------------
Market and shall include the Nasdaq SmallCap Market, American Stock Exchange and the New York Stock Exchange, at such time, if any, as the Company is listed and trades on such market or exchange. Principal Market shall not include the OTC Bulletin Board without the written consent of the Purchaser.

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               (l) "Registration Statement" shall mean the registration
                    ----------------------
statement under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A (the
                                                        ---------
"Registration Rights Agreement).

               (m) "SEC Documents" shall mean the Company's latest Form 10-K or
                    -------------
10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

               (n) "Settlement Period" shall have the meaning assigned to such
                    -----------------
term in Section 6.1(b).

               (o) "Shares" shall mean, collectively, the shares of Common Stock
                    ------
of the Company being subscribed for hereunder and those shares of Common Stock issuable to the Purchaser upon exercise of the Warrants.

               (p) "Threshold Price" is the lowest Average Daily Price during
                    ---------------
any Draw Down Pricing Period at which the Company will sell its Common Stock with respect to this Agreement.

               (q) "Trading Day" shall mean any day on which the Principal
                    -----------
Market is open for business.

               (r) "VWAP" shall mean the daily volume weighted average price of
                    ----
the Company's Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 am EST to 4:00 pm EST) using the AQR function.

               (s) "Warrants" shall mean the Warrants as that term is defined in
                    --------
Section 5.2(f) hereof.

                                   ARTICLE II
                       PURCHASE AND SALE OF COMMON STOCK

          Section 2.1. Purchase and Sale of Stock. Subject to the terms and
                       --------------------------
conditions of this Agreement, the Company may issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to ten million dollars ($10,000,000) of the Company's Common Stock (the "Commitment Amount"), $0.01 par value per share (the "Common Stock"), based on Draw Downs of up to two million dollars ($2,000,000.00) per Draw Down.

          Section 2.2. The Shares. The Company has authorized and has reserved
                       ----------
and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs requested under this

Agreement. Anything in this Agreement to the contrary notwithstanding, (i) at no time will the Company request a Draw Down which would result in the issuance of an aggregate number of shares of Common Stock pursuant to this Agreement which exceeds 19.9% of the number of shares of Common Stock issued and outstanding on the Initial Closing Date without obtaining stockholder approval of such excess issuance, and (ii) the Company may not make a Draw Down to the extent that, after such purchase by the Purchaser and assuming the Purchaser does not have beneficial ownership of any shares of Common Stock other than the Warrant shares, the sum of the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership by the Purchaser and its affiliates of more than 9.9% of the then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

          Section 2.3. Purchase Price and Initial Closing. The Company agrees to
                       ----------------------------------
issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties and covenants of the Company and the terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down. The delivery of executed documents under this Agreement and the other agreements referred to herein and the payment of the fees set forth in Article II of the Escrow Agreement, attached as Exhibit B hereto, (the "Initial Closing") shall take
                       ---------
place at the offices of Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301, within fifteen (15) days from the date hereof, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Initial Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Initial Closing.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          Section 3.1. Representation and Warranties of the Company. Except as
                       --------------------------------------------
set forth on the Schedule of Exceptions separately delivered to the Purchaser, the Company hereby makes the following representations and warranties to the
Purchaser:

               (a) Organization, Good Standing and Power. The Company is a
                   -------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more than fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents or on Schedule 3.1(g). The Company is duly
                                     ---------------
qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

               (b) Authorization, Enforcement. (i) The Company has the requisite
                   --------------------------
corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and to issue the Draw Down Shares pursuant to their respective terms,
(ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement and the Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly executed and delivered by the Company and at the Initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Draw Down Shares.

               (c) Capitalization. The authorized capital stock of the Company
                   --------------
consists of 50,000,000 shares of Common Stock, $0.01 par value, of which 11,615,803 shares are issued and outstanding and 10,000,000 shares of preferred stock, no par value, of which none are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully paid and non-assessable, except as set forth in the SEC Documents. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the SEC Documents or on Schedule 3.1(c) hereto, no
                                                      ---------------
shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents or on Schedule 3.1(c), there are no contracts, commitments,
                ---------------
understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth in Schedule 3.1(c), the Company is not a party to any
                       ---------------
agreement granting registration rights to any person with respect to any of its equity or debt securities. Except as set forth in Schedule 3.1(c), the Company
                                                  ---------------
is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents or on Schedule 3.1(c) hereto, the offer and sale
                                     ---------------
of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Initial Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect on the Company's financial condition or operating results. The Company has made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Charter"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the Principal Market questioning or threatening the continued inclusion of the Common Stock on such market within the past twelve
(12) months.

               (d) Issuance of Shares. Except as set forth on Schedule 3.1(c),
                   ------------------
the Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

               (e) No Conflicts. The execution, delivery and performance of this
                   ------------
Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "SEC") or state securities administrators subsequent to the Initial Closing and any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

               (f) SEC Documents, Financial Statements. The Common Stock of the
                   -----------------------------------
Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed in the SEC Documents or on Schedule 3.1(f) hereto, the Company has timely filed all
                ---------------
reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Purchaser true and complete copies of the SEC Documents filed with the SEC since December 31, 1998 (which availability is deemed to have been made to the extent such SEC Document appears in the EDGAR archives of the SEC on the Internet. As of their respective filing dates, the SEC

Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (g) Subsidiaries. The SEC Documents or Schedule 3.1(g) hereto
                   ------------
sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

               (h) No Material Adverse Effect. Since December 31, 2000 no
                   --------------------------
Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents or on Schedule 3.1(h) hereof.

               (i) No Undisclosed Liabilities. Except as disclosed in the SEC
                   --------------------------
Documents or on Schedule 3.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

               (j) No Undisclosed Events or Circumstances. Since December 31,
                   --------------------------------------
2000, to the Company's knowledge no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.


               (k) Indebtedness. The SEC Documents or Schedule 3.1(k) hereto
                   ------------                       ---------------
sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (A) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business and payroll consistent with past practice), (B) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (C) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

               (l) Title to Assets. Each of the Company and the subsidiaries has
                   ---------------
good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or on Schedule 3.1(1) hereto or those that would not have a Material Adverse --------------- Effect. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

               (m) Actions Pending. There is no action, suit, claim,
                   ---------------
investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents or on Schedule 3.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

               (n) Compliance with Law. The business of the Company and the
                   -------------------
subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents or on Schedule 3.1(n)
                                                           ---------------
hereto or such that would not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

               (o) Taxes. The Company and each subsidiary has filed all Tax
                   -----
Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

          No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to (S) 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to (S) 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of (S) 897(c)(2) of the Internal Revenue Code during the applicable period specified in (S) 897(c)(1)(A)(ii) of the Internal Revenue Code.

          The Company has not made an election under (S) 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. (S) 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under (S) 280G of the Internal Revenue Code.

          For purposes of this Section 3.1(o):

          "IRS" means the United States Internal Revenue Service.
           ---

          "Tax" or "Taxes" means federal, state, county, local, foreign, or
           ---      -----
other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Return" means any return, information report or filing with
           ----------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

               (p) Certain Fees. Except as set forth on Schedule 3.1(p) hereto,
                   ------------                         ---------------
no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

               (q) Disclosure. To the best of the Company's knowledge, neither
                   ----------
this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

               (r) Operation of Business. The Company operates its business
                   ---------------------
substantially in the manner set forth in the SEC Documents. The Company and each of the subsidiaries owns or has acquired the requisite legal right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other authorizations (collectively, "Intellectual Property") as set forth in the SEC Documents or on Schedule 3.1(r) hereto, which are necessary for the conduct of its business as now conducted. To the knowledge of the Company, the present business and activities of the Company do not infringe any Intellectual Property rights of any other person, except where such infringement would not have a Material Adverse Effect.

               (s) Regulatory Compliance. The Company has all necessary
                   ---------------------
licenses, registrations and permits to conduct its business as now being conducted in all states where the Company conducts its business, except where the failure to so comply would not have a Material Adverse Effect.

               (t) Books and Records. The records and documents of the Company
                   -----------------
and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

               (u) Material Agreements. Except as set forth in the SEC Documents
                   -------------------
or on Schedule 3.1(u) hereto, neither the Company nor any subsidiary is a party
      ---------------
to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 or other applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act of 1933, as amended (the "Securities Act"). Except as set forth in Schedule 3.1(u), the Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which would cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

               (v) Transactions with Affiliates. Except as set forth in the SEC
                   ----------------------------
Documents or on Schedule 3.1(v) hereto, to the Company's knowledge, there are no
                ---------------
loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (A) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (B) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

               (w) Securities Laws. The Company has complied and will comply
                   ---------------
with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares and/or Warrants under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

               (x) Employees. Neither the Company nor any subsidiary has any
                   ---------
collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Documents or on Schedule 3.1(x) hereto. Except as
                                               ---------------
set forth in the SEC Documents or on Schedule 3.1(x) hereto, neither the Company
                                     ---------------
nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since the date of the December 31, 2000 Form 10-K, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

               (y) Absence of Certain Developments. Except as provided in SEC
                   -------------------------------
Documents or in Schedule 3.1(y) hereto, since December 31, 2000, neither the
                ---------------
Company nor any subsidiary has:

                   (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                   (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                   (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                   (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                   (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                   (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights;

                   (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business;

                   (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                   (ix) made capital expenditures or commitments therefor that aggregate in excess of $500,000;

                   (x) entered into any other material transaction, whether or not in the ordinary course of business;

                   (xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance; or

                   (xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

               (z) Governmental Approvals. Except as set forth in the SEC
                   ----------------------
Documents or on Schedule 3.1(z) hereto, and except for the filing of any notice
                ---------------
prior or subsequent to the Closing that may be required under applicable federal or state securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to this Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

               (aa) Use of Proceeds. The proceeds from the sale of the Shares
                    ---------------
will be used by the Company and its subsidiaries for general corporate purposes.

               (bb) Acknowledgment Regarding Purchaser's Purchase of Shares. The
                    -------------------------------------------------------
Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its own representatives and counsel.

          Section 3.2. Representations and Warranties of the Purchaser. The
                       -----------------------------------------------
Purchaser hereby makes the following representations and warranties to the
Company:

               (a) Organization and Standing of the Purchaser. The Purchaser is
                   ------------------------------------------
a corporation duly incorporated, validly existing and in good standing under the laws of Nevis.

               (b) Authorization and Power. The Purchaser has the requisite
                   -----------------------
power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

               (c) No Conflicts. The execution, delivery and performance of this
                   ------------
Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Purchaser's Charter or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

               (d) Financial Risks. The Purchaser acknowledges that it is able
                   ---------------
to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

               (e) Accredited Investor. The Purchaser is an "accredited
                   -------------------
investor" as defined in Regulation D promulgated under the Securities Act.

               (f) Compliance With Law. The Purchaser's trading and distribution
                   -------------------
activities with respect to the Shares will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market.

               (g) General. The Purchaser understands that the Company is
                   -------
relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.

                                   ARTICLE IV
                                   COVENANTS

          The Company covenants with the Purchaser as follows:

          Section 4.1  Securities Compliance.  If applicable, the Company shall
                       ---------------------
notify the Principal Market, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrants to the Purchaser or subsequent holders.

          Section 4.2  Registration and Listing.  The Company will cause its
                       ------------------------
Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities

Act, except as permitted herein. The Company will take all commercially reasonable action necessary to continue the listing or trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide the Purchasers with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the Purchasers have disposed of all of their Registrable Securities.

          Section 4.3  Registration Statement.  The Company shall cause to be
                       ----------------------
filed the Registration Statement, which Registration Statement shall provide for the resale of the Shares by the Purchaser to the public in accordance with this Agreement. The Purchaser shall not be obligated to accept a Draw Down request from the Company, unless the Registration Statement is effective and the prospectus included in the Registration Statement is current.

          Section 4.4  Escrow Arrangement.  The Company and the Purchaser shall
                       ------------------
enter into an escrow arrangement with Atlas Pearlman, P.A. (the "Escrow Agent") in the Form of Exhibit B hereto respecting payment against delivery of the
               ---------
Shares.

          Section 4.5  Registration Rights Agreement.  The Company and the
                       -----------------------------
Purchaser shall enter into the Registration Rights Agreement in the Form of Exhibit A hereto.
---------

          Section 4.6  Compliance with Laws.  The Company shall comply, and
                       --------------------
cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

          Section 4.7  Keeping of Records and Books of Account.  The Company
                       ---------------------------------------
shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          Section 4.8  Consolidation; Merger.  The Company shall not, at any
                       ---------------------
time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligations to the Purchaser under this Agreement.

          Section 4.9  Limitation on Future Financing.  The Company agrees that
                       ------------------------------
it will not enter into any sale of its securities in an equity line financing or substantial equivalent until the earlier of (i) 18 months from the effective date of the Registration Statement or (ii) sixty (60) days after the entire $10,000,000 of Common Stock has been purchased by the Purchaser. For purposes hereof, an "equity line financing or substantial equivalent" shall mean equity line financings similar in scope to the financing contemplated hereby, wherein the Company has the right to "put" its securities to an investor, at the Company's sole discretion, at a purchase price calculated pursuant to a formula that applies a discount to the market price for the Company's

Common Stock, but shall not include securities issued in connection with strategic partnerships, acquisitions, trade financings, underwritten public offerings or employee compensation arrangements. Subject to the foregoing, nothing herein shall be construed to limit the Company's right to enter into any financing or other arrangement or agreement. The limitation contained in the first sentence of this paragraph shall not apply in the case of a Consolidation Event to the extent that the acquiror is a bona fide party to an equity line financing or substantial equivalent on the effective date of such Consolidation Event.

          The Purchaser covenants with the Company as follows:

          Section 4.10  Compliance with Law.  The Purchaser's trading activities
                        -------------------
with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed. Without limiting the generality of the foregoing, the Purchaser agrees that it will, whenever required by federal securities laws, deliver the prospectus included in the Registration Statement to any purchaser of Shares from the Purchaser.

          Section 4.11  Securities Transactions. During the term of this
                        -----------------------
Agreement, the Purchaser, together with its affiliates, will never be in a "net short" position with respect to the Company's Common Stock.

                                   ARTICLE V
                  CONDITIONS TO INITIAL CLOSING AND DRAW DOWNS

          Section 5.1. Conditions Precedent to the Obligation of the Company to
                       ---------------------------------------------------------
Sell the Shares. The obligation hereunder of the Company to issue and sell the
---------------
Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Initial Closing, and as of each Settlement Date of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

               (a) Accuracy of the Purchaser's Representations and Warranties.
                   ----------------------------------------------------------
The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time, except for representations and warranties that speak as of a particular date.

               (b) Performance by the Purchaser. The Purchaser shall have
                   ----------------------------
performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing and as of each Settlement Date.

               (c) No Injunction. No statute, rule, regulation, executive order,
                   -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          Section 5.2. Conditions Precedent to the Obligation of the Purchaser
                       --------------------------------------------------------
to Close. The obligation hereunder of the Purchaser to perform its obligations
--------
under this Agreement and to purchase the Shares is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time prior to the Initial Closing in its sole discretion.

               (a) Accuracy of the Company's Representations and Warranties.
                   --------------------------------------------------------
Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time (except for representations and warranties that speak as of a particular date).

               (b) Performance by the Company. The Company shall have performed,
                   --------------------------
satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

               (c) No Injunction. No statute, rule, regulation, executive order,
                   -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

               (d) No Proceedings or Litigation. No action, suit or proceeding
                   -----------------------------
before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

               (e) Opinion of Counsel, Etc. At the Initial Closing, the
                   -----------------------
Purchaser shall have received an opinion of outside counsel to the Company, dated the date of the Initial Closing, in the form of Exhibit C hereto, and such other certificates as the Purchaser may reasonably request.

               (f) Commitment Fee. The Purchaser shall receive a commitment fee
                   --------------
payable by the Company's delivery to the Purchaser or its designee(s) of common stock purchase warrants (the "Warrants"). The Warrants, which shall be issued and delivered at the Initial Closing, shall entitle the holder to acquire common stock of the Company based upon 5,000 Warrants for each $1,000,000 of the Commitment Amount not Drawn Down by the Company. The Warrants may be exercised at any time during the three (3) years commencing on the first day following expiration of the Commitment Period. The exercise price of the Warrants shall be 100% of the Average Daily Price on the Trading Day immediately prior to the last day of the Commitment Period. The Common Stock underlying the Warrants will be registered in the Registration Statement referred to in Section 4.3 hereof. The Warrants shall be in the form of Exhibit E hereto.
                                 ---------

          Section 5.3. Conditions Precedent to the Obligation of the Purchaser
                       --------------------------------------------------------
to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the
---------------------------------------------
Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction at or before each Settlement Date, of each of the conditions set forth below.

               (a) Satisfaction of Conditions to Initial Closing. The Company
                   ---------------------------------------------
shall have satisfied, or the Purchaser shall have waived, at or prior to the Initial Closing, the conditions set forth in Section 5.2 hereof

               (b) Effective Registration Statement. The Registration Statement
                   --------------------------------
registering the Shares shall have been declared effective by the SEC and shall remain effective on such Settlement Date.

               (c) No Suspension. Trading in the Company's Common Stock shall
                   -------------
not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the delivery of each Draw Down Notice), and, at any time prior to such Draw Down Notice, trading in securities generally as reported on the Principal Market shall not have been suspended or limited.

               (d) Material Adverse Effect. No Material Adverse Effect and no
                   -----------------------
Consolidation Event where the successor entity has not agreed to perform the Company's obligations shall have occurred.

               (e) Opinion of Counsel. The Purchaser shall have received a
                   ------------------
"down-to-date" letter from the Company's outside counsel, confirming that there is no change from the counsel's previously delivered opinion, or else specifying with particularity the reason for any change; provided, however, that no "down-to-date" opinion of outside counsel shall be required to the extent that such an opinion has been delivered to the Purchaser within thirty (30) days prior to the applicable Settlement Date.

                                   ARTICLE VI
                                DRAW DOWN TERMS

          Section 6.1. Draw Down Terms. Subject to the satisfaction of the
                       ---------------
conditions set forth in this Agreement, the parties agree as follows:

               (a) The Company, may, in its sole discretion, issue and exercise a draw down (a "Draw Down") during each Draw Down Pricing Period, which Draw Down the Purchaser will be obligated to accept for a period of 18 months commencing immediately after the Effective Date (the "Commitment Period"). Subject to the terms and conditions hereof, the Company may issue and exercise an unlimited number of Draw Downs during the Commitment Period.

               (b) Only one Draw Down shall be allowed in each Draw Down Pricing Period. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined as set forth in Section 6.1(d) herein and settled (i) as to the 1/st/ through the 5/th/ Trading Days after the applicable Commencement Date (the "First Settlement Period"), on the 7/th/ Trading Day after such Commencement Date and (ii) as to the 6/th/ through the 10/th/ Trading Days after the applicable Commencement Date (the "Second Settlement Period"), on the 12/th/ Trading Day after such Commencement Date,
(iii) as to the 11/th/ through the 15/th/ Trading Days after the applicable Commencement Date (the "Third Settlement Period"), on the 17/th/ Trading Day after such Commencement Date and (iv) as to the 16/th/ through the 20/th/ Trading Days after the applicable Commencement Date (the "Fourth Settlement Period"), on the 22/nd/ Trading Day after such Commencement Date (each, a "Settlement Date" and the First, Second, Third and Fourth Settlement Periods collectively referred to as "Settlement Periods"). In connection with each Draw Down Pricing Period, the Company may set the Threshold Price. If the Average Daily Price on any day within the Draw Down Pricing Period is less than the Threshold Price, the Company shall not sell and the Purchaser shall not be obligated to purchase the Shares otherwise to be purchased for such day. A pro-rata portion equal to 1/x of the Draw Down amount (where x equals the number of Trading Days in the Draw Down Pricing Period) will be allocated to purchase whole shares of Common Stock at the Daily Purchase Price for the corresponding Trading Day.

               (c) The minimum Investment Amount shall be $100,000 and the maximum Investment Amount shall be $2,000,000; provided, however, the maximum
                                               --------  -------
Investment Amount during any Draw Down Pricing Period shall not be greater than the product obtained by multiplying (i) the average daily trading volume for the Company's Common Stock on the Principal Market, for the number of consecutive Trading Days as is equal to the number of days in the Draw Down Notice (the "Trading Day Measurement Period"), ending on the day prior to the Draw Down Notice, times (ii) the number of trading days in the Draw Down Pricing Period, times (iii) the average VWAP during the Trading Day Measurement Period, times
(iv) twenty percent (20%).

               (d) The number of Shares of Common Stock to be issued on each Settlement Date shall be a number of shares equal to (for each Trading Day within the Settlement Period) (x) 1/x of the Investment Amount, divided by (y) the Daily Purchase Price on each Trading Day within the Settlement Period, subject to the following adjustments:

                    (i) if the Average Daily Price on a given Trading Day is less than the Threshold Price, then the Investment Amount will be reduced by 1/x and that day shall be withdrawn from the Settlement Period;

                    (ii) if trading of the Common Stock on the Principal Market is suspended for more than three (3) hours, in the aggregate, on any Trading Day during the Settlement Period, the Investment Amount shall be reduced by 1/x and that day shall be withdrawn from the applicable Settlement Period; and

                    (iii) if the trading volume for the Common Stock on the Principal Market on any Trading Day is less than fifty percent (50%) of the rolling average trading volume for the immediately preceding twenty (20) consecutive Trading Days, the Investment Amount shall be reduced by 1/x and that day shall be withdrawn from the applicable Settlement Period.

               (e) The Company must inform the Purchaser by delivering before the Commencement Date a draw down notice, in the form of Exhibit D hereto (the
                                                         ---------
"Draw Down Notice"), via facsimile transmission in accordance with Section 9.4 as to the amount of the Draw Down (the "Investment Amount") the Company wishes to exercise. If the Commencement Date is to be the date of the Draw Down Notice, the Draw Down Notice must be delivered to and receipt confirmed by the Purchaser at least one hour before trading commences on such date. The Company may not deliver a new Draw Down Notice until the third Trading Day following the final Settlement Date for the preceding Draw Down Pricing Period. At no time shall the Purchaser be required to purchase more than the maximum Draw Down amount for a given Draw Down Pricing Period so that if the Company chooses not to exercise the maximum permitted Draw Down in a given Draw Down Pricing Period the Purchaser is not obligated to and shall not purchase more than the scheduled maximum amount in a subsequent Draw Down Pricing Period.

               (f) On the Trading Day following the end of each Settlement Period (i) the Company and the Purchaser shall each execute and deliver to the other and to the Escrow Agent via facsimile transmission, a settlement certificate in the form of Exhibit E hereto (the "Settlement Certificate")
                           ---------
quantifying the amount of the Draw Down and the number of shares of Common Stock to be purchased, (ii) the Company will file a prospectus supplement to the prospectus forming a part of the Registration Statement and deliver a copy of the prospectus and prospectus supplement to the Purchaser prior to the release of funds by the Escrow Agent, (iii) the Company shall cause the delivery of that number of whole shares of Common Stock of the Company designated in the Settlement Certificate (the "Settlement Shares") , via DWAC, to an account designated by the Escrow Agent in the Escrow Agreement, and (iv) the Purchaser shall transmit payment in an amount equal to the payment designated in the Settlement Certificate (the "Settlement Payment"), to the Escrow Agent, via wire transfer to the coordinates specified by the Escrow Agent in the Escrow Agreement.

               (g)  On the Settlement Date, and provided that the provisions of
Section 6.1(f) have been complied with (i) the Escrow Agent shall transmit the Settlement Payment to the Company, via wire transfer to the coordinates specified by the Company in the Escrow Agreement and (ii) the Escrow Agent shall cause the delivery of the Settlement Shares to the Purchaser, via DWAC, to the account specified by the Purchaser in the Escrow Agreement. Notwithstanding the foregoing, in the event the Settlement Shares are not received by the Escrow Agent on or prior to 12:00 noon on the Settlement Date, transmission of the Settlement Payment to the Company will be made by next day available funds. Prior to transmission of the Settlement Payment to the Company, the Escrow Agent shall deduct its fee of one thousand dollars ($1,000). The process of delivery of the Shares against payment therefor is herein referred to as "Settlement".

               (h) In the event the Company fails to deliver the Shares of Common Stock purchased by the Purchaser within five (5) business days of the applicable Settlement Date, then (i) the Company shall pay to the Purchaser or its designee(s), in cash or restricted shares of the Company's Common Stock, at the option of the Company, as liquidated damages and not as a penalty, an amount equal to two percent (2%) of the Draw Down amount for the initial thirty (30) day period in which such failure occurs, and a pro-rated amount for each thirty (30) day period thereafter until such failure has been cured, and (ii) the Purchaser shall not be obligated to purchase any additional shares of Common Stock for the remainder of the applicable Draw Down Pricing Period.

                                  ARTICLE VII
                                  TERMINATION

          Section 7.1.  Termination. The term of this Agreement shall be
                        -----------
eighteen (18) months from the Effective Date.

          Section 7.2.  Other Termination.
                        -----------------

               (a) The Purchaser may terminate this Agreement upon one (1) Trading Day's notice if (i) an event resulting in a Material Adverse Effect has occurred and has not been cured for a period of 60 days, (ii) the Common Stock is de-listed from the Principal Market unless such de-listing is in connection with the listing of the Common Stock on the Nasdaq National Market, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange or
(iii) the Company files for protection from creditors under any applicable law.

               (b) The Company may terminate this Agreement upon one (1) Trading Day's notice if the Purchaser shall fail to fund a properly noticed Draw Down within three (3) Trading Days of a Settlement Date.

          Section 7.3.  Effect of Termination.  In the event of termination by
                        ---------------------
the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 9.1 and 9.2, and
Article VIII herein. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                 ARTICLE VIII
                                INDEMNIFICATION

          Section 8.1.  General Indemnity.  The Company agrees to indemnify and
                        -----------------
hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein. Notwithstanding anything to the contrary herein, the Purchaser shall be liable under this Section 8.1 for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Shares pursuant to the Registration Statement.

          Section 8.2.  Indemnification Procedure.  Any party entitled to
                        -------------------------
indemnification under this Article VIII (an "Indemnified Party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party so long as the Indemnified Party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

                                  ARTICLE IX
                                 MISCELLANEOUS

          Section 9.1.  Fees and Expenses.  The Company shall pay all fees and
                        -----------------
expenses related to the transactions contemplated by this Agreement, other than legal fees and expenses of the Purchaser; provided, that, upon execution of this Agreement, the Company shall pay all attorneys fees and expenses (inclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser of $35,000 in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder, the receipt of $5,000 of which is hereby acknowledged. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

          Section 9.2.  Specific Enforcement.  The Company and the Purchaser
                        --------------------
acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          Section 9.3.  Entire Agreement; Amendment.  This Agreement, together
                         --------------------------
with the Registration Rights Agreement and the Escrow Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

          Section 9.4.  Notices.  Any notice, demand, request, waiver or other
                        -------
communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:       Hollis-Eden Pharmaceuticals, Inc.
                         9333 Genesee Avenue
                         Suite 200
                         San Diego, CA 92121
                         Attn: Daniel Burgess, CFO
                         and Eric Loumeau, General Counsel
                         Tel: (858) 587-9333
                         Fax: (858) 587-0896

With copies to:          Cooley Godward LLP
                         4365 Executive Drive
                         Suite 1100
                         San Diego, CA 92121
                         Attn: Thomas A. Coll, Esq.
                         Tel: (858) 550-6013
                         Fax: (858) 453-3555

If to the Purchaser:     Ballsbridge Finance Ltd.
                         38 Hertford Street
                         London W1Y 7TG United Kingdom
                         Attn: Mr. James Martin
                         Tel: 011-44-207-355-2051
                         Fax: 011-44-207-355-4975

with copies to:          Atlas Pearlman, P.A.
                         350 East Las Olas Boulevard
                         Suite 1700
                         Fort Lauderdale, FL 33301
                         Attn: James M. Schneider, Esq.
                         Tel: (954) 763-1200
                         Fax: (954) 766-7800

          Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

          Section 9.5.  Waivers.  No waiver by either party of any default with
                        -------
respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 9.6.  Headings.  The article, section and subsection headings
                        --------
in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 9.7.  Successors and Assigns.  This Agreement shall be binding
                        ----------------------
upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment. After the Initial Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

          Section 9.8.  No Third Party Beneficiaries. This Agreement is intended
                        ----------------------------
for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section 9.9.  Governing Law/Arbitration. This Agreement shall be
                        -------------------------
governed by and construed in accordance with the internal laws of the State of California, without giving effect to the choice of law provisions. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of California. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non-prevailing party.

          Section 9.10. Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

          Section 9.11. Publicity.  Prior to the Initial Closing, neither the
                        ---------
Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. After the Initial Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed; and, further provided, that the Purchaser's consent shall not be necessary with respect to any press release or public statement that contains no information that differs materially from the substance of a press release or public statement theretofore approved by the Purchaser. The Purchaser shall not publicly disclose to any third party the receipt of any Draw Down Notice, or the timing or existence of any Draw Down, Draw Down Pricing Period, Settlement Date or Settlement Period; provided however, that the foregoing shall not prevent the Purchaser from making any such disclosure to its business and/or professional advisers, persons to whom disclosure is deemed necessary in order effectuate the sale of the Shares pursuant to the Registration Statement or as may be required by applicable laws, rules and regulations.

          Section 9.12. Severability.  The provisions of this Agreement are
                        ------------
severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

          Section 9.13. Further Assurances.  From and after the date of this
                        ------------------
Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.

                                    HOLLIS-EDEN PHARMACEUTICALS, INC.

                                    By:____________________________________


                                    BALLSBRIDGE FINANCE LTD.

                                    By:____________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT B

                               ESCROW AGREEMENT

     ESCROW AGREEMENT ("Escrow Agreement") dated as of September __, 2001, by and between HOLLIS-EDEN PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), BALLSBRIDGE FINANCE LTD., a Nevis corporation (the "Purchaser"), and ATLAS PEARLMAN, P.A., a Florida professional association (the "Escrow Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Company and the Purchaser are parties to a Common Stock Purchase Agreement of even date herewith (the "Acquisition Agreement"). Unless otherwise defined herein, capitalized terms shall have the meanings accorded to them in the Acquisition Agreement; and

     WHEREAS, the Acquisition Agreement contemplates that, from time-to-time during the Commitment Period, the Company will sell to the Purchaser and the Purchaser will purchase from the Company, up to $10,000,000 in shares of the Company's Common Stock; and

     WHEREAS, in furtherance of the Acquisition Agreement, prior to each Settlement Date, (i) the Company and the Purchaser shall each execute and deliver to the other, and the Escrow Agent, via facsimile transmission, a Settlement Certificate in the Form of Exhibit A, quantifying the amount of the Draw Down and the number of shares of Common Stock to be purchased (the "Settlement Certificate"), (ii) the Company will file a supplement to the prospectus forming a part of the Registration Statement and deliver a copy of the prospectus and prospectus supplement (the "Prospectus, as Supplemented") to the Purchaser and the Escrow Agent prior to the release of funds by the Escrow Agent, (iii) the Company shall cause the delivery of that number of whole shares of Common Stock of the Company specified in the Settlement Certificate (the "Subscription Shares"), via DWAC, to the account designated by the Escrow Agent on Exhibit B (the "Escrow Shares Account"), and (iv) the Purchaser shall transmit payment in an amount equal to the payment specified in the Settlement Certificate (the "Subscription Payment"), to the Escrow Agent, via wire transfer to the account designated by the Escrow Agent on Exhibit C (the "Escrow Funds Account"); and

     WHEREAS, in furtherance of the Acquisition Agreement, on each Settlement Date (i) the Escrow Agent shall transmit the Subscription Payment (net of the Escrow Agent fees and certain other expenses described in Section 7 hereof) to the Company, via wire transfer, to the account designated by the Company on Exhibit D (the "Company Account") and (ii) the Escrow Agent shall cause delivery of the Subscription Shares to the Purchaser, via DWAC, to the account designated by the Purchaser on Exhibit E (the "Purchaser Account"); and

     WHEREAS, the process of delivery of the Subscription Shares to the Purchaser against delivery of the Subscription Payment to the Company is herein referred to as "Settlement"; and

     WHEREAS, the Escrow Agent has agreed to facilitate Settlement, as aforesaid, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

     1.   Appointment of Escrow Agent.  The Company and the Purchaser hereby
          ---------------------------
appoint the Escrow Agent as escrow agent upon the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

     2.   Delivery of Escrow Property.
          ---------------------------

          (a) At least one day prior to each Settlement Date, (i) the Company and the Purchaser shall each execute and deliver to the other, and the Escrow Agent, via facsimile transmission, a Settlement Certificate relating to the applicable Settlement, (ii) the Company will file a supplement to the prospectus forming a part of the Registration Statement and deliver a copy of the Prospectus, as Supplemented, to the Purchaser and the Escrow Agent, (iii) the Company shall cause delivery of the Subscription Shares to be made into the Escrow Shares Account, via DWAC, and (iv) the Purchaser shall cause transmission of the Subscription Payment to be made, via wire transfer, into the Escrow Funds Account.

          (b) The Escrow Fund Account and the Escrow Shares Account are hereinafter collectively referred to as the "Escrow Accounts" and the Subscription Payments and the Subscription Shares are hereinafter collectively referred to as the "Escrow Property."

     3.   Investment of the Escrow Property.  The Escrow Accounts shall not
          ---------------------------------
bear interest and no investment of the Escrow Property shall be made while held by the Escrow Agent.

     4.   Release of Escrow Property. Provided that the Escrow Agent shall
          --------------------------
have received a signed copy of the Settlement Certificate, a copy of the Prospectus, as Supplemented, along with evidence of its filing with the SEC, the Subscription Shares and the Subscription Payment, all as aforesaid, on each Settlement Date:

          (a) the Escrow Agent shall transmit the applicable Subscription Payment (net of the Escrow Agent fees and other expenses described in Section 7 hereof), via wire transfer, to the Company Account; and

          (b) the Escrow Agent shall cause the delivery of the applicable Subscription Shares, via DWAC, to the Purchaser Account.

     5.   Disbursement Into Court.  At any time, the Escrow Agent, in its sole
          -----------------------
discretion, may commence an action in the nature of interpleader in any court it deems appropriate, to determine ownership or disposition of the Escrow Property or it may deposit the Escrow Property with the clerk of any appropriate court or it may retain the Escrow Property pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Property are to be disbursed and delivered. During the pendency of any such action, the Escrow Agent may suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be). The Escrow Agent shall have no liability to the Company, the Purchaser or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Accounts or any delay in or with respect to any other action required or requested of Escrow Agent.

     6.   Limitation of Responsibility and Liability and Duties of the Escrow
          -------------------------------------------------------------------
Agent. The acceptance by the Escrow Agent of its duties as such under this
-----
Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

          (a) The Escrow Agent shall not be liable for any error in judgment or mistake of law or fact, or for any action taken or omitted to be taken by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the Company and the Purchaser and, if the duties or rights of the Escrow Agent are affected by any such modification of or waiver under this Escrow Agreement unless the Escrow Agent shall have given its prior written consent thereto.

          (b) The Escrow Agent acts hereunder as a depositary only, and shall not be responsible for the sufficiency or accuracy, the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

          (c) The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the Company and the Purchaser, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

          (d) The Escrow Agent shall be indemnified and held harmless by the Company and the Purchaser, upon demand by the Escrow Agent, from and against any claims, demands, losses, damages, liabilities, costs and expenses, including counsel fees and disbursements, (collectively, "Damages") suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such Damages. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to the Escrow Agent hereunder, except to the extent of actual prejudice demonstrated by such party. The obligations of the Company and the Purchaser under this Section 6(d) shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent..

          (e) From time to time on and after the date hereof, the parties shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

          (f) The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the other parties hereto prior written notice of at least seven (7) business days. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the other parties hereto, jointly, all of the Escrow Property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within the twenty (20) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Property with any court it deems appropriate.

          (g) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

          (h) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Property, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Property is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          (i) The parties acknowledge that the Escrow Agent has acted as counsel to the Purchaser and/or its affiliates in various matters, including in connection with the transactions contemplated by the Acquisition Agreement, and has prepared this Escrow Agreement, and may continue to act as counsel to the Purchaser and/or its affiliates during and following the term of this Escrow Agreement. All parties to this Escrow Agreement waive any conflicts that exist or may arise by reason of such representation; provided, however, that the Escrow Agent shall ensure that the Escrow Accounts are under the sole control of the Escrow Agent.

     7.   [intentionally left blank]
          --------------------------

     8.   Fees of Escrow Agent.  The Escrow Agent shall be compensated for its
          --------------------
services hereunder at the rate of one thousand dollars ($1,000) for each Settlement facilitated by the Escrow Agent. The compensation obligations set forth in this Section 8 shall be payable by the Company from Settlements Payments, prior to disbursement to the Company. The obligations under this
Section 8 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

     9.   Governing Law; Jurisdiction, Venue.  This Escrow Agreement shall be
          ----------------------------------
governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Florida. Except as otherwise set forth herein, any suit, action or proceeding arising out of or relating to this Escrow Agreement shall be brought in State Circuit Court or Federal District Court located in Broward County, Florida, and the parties hereby (a) submit to the exclusive jurisdiction of such courts, (b) waive any objection to the laying of venue in such courts, and (c) agree that service of process in any such suit, action or proceeding may, in addition to any other method permitted by applicable law, may be effected by certified mail, return receipt requested, to a party at its address set forth in Section 10 hereof.

     10.  Notices.  All notices and communications shall be deemed to have
          -------
been duly given:  at the time (a) delivered by hand, if personally delivered;
(b) when received, if deposited in the mail, postage prepaid, addressed as provided below; (c) when transmission is verified, if telecopied; and (d) on the next business day, if timely delivered to a courier service guaranteeing overnight delivery; provided that the Escrow Agent shall have no obligation hereunder unless notice is actually received by it;

          To the Company:     HOLLIS-EDEN PHARMACEUTICALS INC.
                              9333 Genesee Avenue
                              Suite 200
                              San Diego, California 92121
                              Facsimile No.: (858) 587-0896
                              Attention: Daniel Burgess, Chief Financial Officer and Eric Loumeau, V.P. and General Counsel

          To the Purchaser:        BALLSBRIDGE FINANCE LTD.
                                   38 Hertford Street
                                   London W1Y 7TG United Kingdom
                                   Facsimile No.: 011-44-207-355-4975
                                   Attention: Mr. James Martin

          To the Escrow Agent:     ATLAS PEARLMAN, P.A.,
                                   as Escrow Agent
                                   350 East Las Olas Blvd.
                                   17/th/ Floor
                                   Fort Lauderdale, Florida 33301
                                   Facsimile No.: 954-766-7800
                                   Attention: Steven I. Weinberger, Esq.

Any party may change its address by providing written notice of such change to the other parties hereto. All notices and communications provided by the Company and/or the Purchaser to the Escrow Agent shall be signed by duly authorized persons of each.

     11.  Termination of Escrow Agreement.  The Escrow Agent's responsibilities
          -------------------------------
hereunder shall terminate upon the earliest to occur of the termination of the Acquisition Agreement, the termination or rescission of this Agreement by mutual consent of the Company and the Purchaser, the disbursement of the Escrow Property into court under Section 5 hereof, and the resignation of the Escrow Agent under Section 6(f) hereof.

     12.  Entire Escrow Agreement.  This Escrow Agreement (and the exhibits
          -----------------------
attached hereto) contains the entire understanding by and among the parties hereto with respect to the subject matter hereof; there are no promises, agreements, understandings, representations or warranties, other than as herein set forth. No change or modification of this Escrow Agreement shall be valid or effective unless the same is in writing and is signed by all of the parties hereto.

     13.  Counterparts.  This Escrow Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused their respective hands to be set hereto with the intention of being bound effective in all respects as of the date and year first hereinabove written.

                              HOLLIS-EDEN PHARMACEUTICALS, INC.


                              By:______________________________
                              Its:_____________________________


                              BALLSBRIDGE FINANCE LTD.


                              By:______________________________
                              Its:_____________________________


                              ATLAS PEARLMAN, P.A.


                              By:______________________________
                              Its:_____________________________

                                   EXHIBIT A

                        FORM OF SETTLEMENT CERTIFICATE

                       HOLLIS-EDEN PHARMACEUTICALS, INC.

                            SETTLEMENT CERTIFICATE


     This Settlement Certificate is executed and delivered in furtherance of (i) the Common Stock Purchase Agreement dated September ___, 2001 (the "Acquisition Agreement"), by and between Hollis-Eden Pharmaceuticals, Inc. (the "Company") and Ballsbridge Finance Ltd. (the "Purchaser") and (ii) the Escrow Agreement dated September ___, 2001 (the "Escrow Agreement"), by and among the Company, the Purchaser and Atlas Pearlman, P.A. (the "Escrow Agent"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Acquisition Agreement and the Escrow Agreement.

     Settlement Date:              __________________________

     Investment Amount:            $_________________________

     Number of Shares to be
     Delivered to the Purchaser:   __________________________

     Escrow Agent Fee:             $_________________________


     Net Proceeds to be
     Delivered to the Company:     $_________________________


     Settlement of this transaction shall take place in the manner described in the Acquisition Agreement and the Escrow Agreement.

     Purchase of the Shares shall be on a delivery versus payment basis, as more fully described in the Acquisition Agreement and the Escrow Agreement.

     By its execution of this Settlement Certificate, the Company hereby certifies that each of its representations and warranties in the Acquisition Agreement is true and accurate on the date hereof and that the Company has satisfied each condition precedent to the transaction evidenced by this Settlement Certificate and remains in compliance with each and every obligation and covenant made by it in the Acquisition Agreement. Without limitation of the foregoing, the Company hereby certifies that (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the Securities Act"), (ii) the Registration Statement and prospectus included therein is current and no stop order is in effect with respect to its use and (iii) the Company has filed, or prior to the Settlement Date will file, a prospectus supplement with respect to the Purchaser's resale of the Shares.

     By its execution of this Settlement Certificate, the Purchaser hereby certifies that (i) each of its representations and warranties in the Acquisition Agreement is true and accurate on the date hereof (ii) the Purchaser has satisfied each condition precedent to the transaction contemplated by this Settlement Certificate and remains in compliance with each and every obligation and covenant made by it in the Acquisition Agreement and (iii) it will timely comply with applicable prospectus delivery requirements under the Securities Act in connection with its resale of the Shares.

     The Escrow Agent is hereby directed to comply with the provisions of
Section 4 of the Escrow Agreement without further instruction by or notice to the Company or the Purchaser.


HOLLIS-EDEN                                  BALLSBRIDGE FINANCE LTD.
PHARMACEUTICALS, INC.


By:____________________________              By:________________________
Date:                                       Date:

                                                                       EXHIBIT C

              FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL


September ___, 2001


Ballsbridge Finance Ltd.
38 Hertford Street
London, United Kingdom W1Y 7TG

RE:  Hollis-Eden Pharmaceuticals, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the negotiation of: (i) the Common Stock Purchase Agreement by and between Ballsbridge Finance Ltd. (the "Purchaser") and the Company, dated as of September __, 2001 (the "Purchase Agreement"), which provides for the issuance and sale by the Company of up to $10,000,000 of Common Stock, the specific number of which shall be determined in accordance with the terms of the Purchase Agreement bust shall not exceed _____ shares (the "Shares") of the Company, and Warrants to purchase up to 50,000 shares of the Company's Common Stock (the "Warrants"); (ii) the Warrants issued by the Company at the Closing; (iii) the Registration Rights Agreement between the Purchaser and the Company, dated as of September __, 2001 (the "Registration Rights Agreement"); and (iv) the Escrow Agreement between the Purchaser, the Company and Atlas Pearlman, P.A., as Escrow Agent, dated as of September __, 2001 (the "Escrow Agreement", and collectively with the Purchase Agreement, the Warrants and the Registration Rights Agreement, the "Agreements"). We are rendering this opinion pursuant to Section 5.2(e) of the Purchase Agreement. The Registration Statement on Form S-1, as amended, originally filed on September __, 2001 (No. _________), when it became effective, is hereinafter called "Registration Statement," [and the Prospectus in the form first filed with the Securities and Exchange Commission pursuant to Rule 424(b) and Rule 430A is hereinafter called the "Prospectus."] Except as otherwise defined herein, capitalized terms used herein have the respective meanings given to them in the Purchase Agreement.

     In connection with this opinion, we have examined and relied upon representations and warranties as to factual matters contained in, and made pursuant to, the Purchase Agreement by the various parties thereto, and have examined and relied upon the originals or copies of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary to enable us to render the opinion expressed below.

     As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon
(i) an inquiry of attorneys within the firm who perform legal services for the Company solely in connection with the Agreements or the transactions contemplated thereby, (ii) the receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

     In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreements), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver; that the Agreements are obligations binding upon you and each of the Purchasers; that you and the other Purchasers have each filed any required California franchise or income tax returns and paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreements or the material agreements or other instruments in the form filed by the Company as exhibits to the Registration Statement, that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

     With regard to our opinion in paragraph 2 below, with respect to the Company's qualification to transact business, we have examined and relied upon a certificate executed by an officer of the Company setting forth the states in which the Company leases property and in which the Company has employees, and we have undertaken no independent verification with respect thereto.

     With regard to our opinion in paragraphs 5 and 7 below, with respect to any registration right, preemptive or other similar right we have relied solely on
(a) an inquiry of the attorneys in the firm who perform legal services for the Company, (b) the receipt of a certificate executed by an officer of the Company covering such matters, (c) inquiries of the President and Chief Financial Officer of the Company, and (d) an examination of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), its Bylaws and the material agreements or other instruments in the form filed or incorporated by reference by the Company as exhibits to the Registration Statement (the "Material Agreements"); we have made no further investigation.

     [With regard to paragraph 10 below, our opinion is based solely upon oral advice from the staff of the Commission that the Registration Statement was declared effective under the 1933 Act at ____ p.m. Eastern time on ____________, 2001, and that no stop order suspending the effectiveness of the Registration Statement has been issued and that no proceedings for that purpose have been initiated or are pending or contemplated by the Commission. We have made no other investigation in connection therewith.]

     Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

     On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own or lease its property and assets, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreements.

     2. To the best of our knowledge, the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

     3. The execution and delivery of the Agreements by the Company and the issuance of the Shares, the Warrants and the shares of the Company's Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") have been duly authorized by all requisite corporate action on the part of the Company. Each of the Agreements has been duly executed and delivered on behalf of the Company and each of the Agreements constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability related to or affecting creditors' rights, (ii) as limited by equitable principles generally and limitations on the availability of equitable remedies, whether such enforceability is considered in a proceeding in equity or at law, and (iii) for those provisions of Article VIII of the Purchase Agreement and Sections 6 and 7 of the Registration Rights Agreement relating to indemnity or contribution.

     4. The issuance of the Shares, the Warrant and the Warrant Shares as contemplated by the Agreements as of the Closing Date, will not violate or contravene or be in conflict with: (i) the Company's Certificate or Bylaws; (ii) the Material Agreements to which the Company is a party; or (iii) any provision of the General Corporation Law of the State of Delaware and any provision of any federal or California law, rule or regulation applicable to the Company in securities and commercial transactions of the nature contemplated by the Agreements.

     5. When issued, delivered and paid for in accordance with the terms of the Agreements, the Shares and Warrant Shares will be validly issued, fully paid and nonassessable, and the issuance of the Shares and the Warrant Shares is not subject to any preemptive rights of stockholders of the Company contained in the Company's Certificate, or similar rights contained in the Company's Bylaws or the Material Agreements.

     6. Except as set forth in the Prospectus, to our knowledge, there is no action, proceeding or investigation pending or overtly threatened in writing against the Company which could reasonably be anticipated to result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or operations of the Company.

     7. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in the Registration Statement or the Agreements. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     8. The issuance of the Shares and the Warrant Shares will not violate the applicable listing agreement between the Company and the Nasdaq Stock Market, Inc.

     9. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus listed in the line item descriptions under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

[Item 10 to be included in Opinion pursuant to Section 5.3 at each Draw Down.]

10. The Registration Statement has been declared effective by the SEC and no stop order is in effect with respect to the Registration Statement.

  Our opinions set forth above are limited to the matters expressly set forth in this opinion letter, and no opinion may be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law which may hereafter occur.

  Based upon our assumption that (i) the representations and warranties of the Company and the Purchaser contained in the Purchase agreement are true and correct, (ii) the Registration Statement is effective, (iii) the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Purchaser complies with the prospectus delivery requirements imposed by the Securities Act of 1933, as amended (the "Act"), (v) the Purchaser transfers the Shares and/or the Warrant Shares according to the plan of distribution described in the Prospectus, (vi) the contemplated transfer is in compliance with applicable blue sky laws, and (vii) since the time of filing of the Registration Statement, there has been no change in the law affecting the transfer of the Shares and/or the Warrant Shares, we have advised the Company that the Purchaser may transfer the Shares and/or the Warrant shares without legend restriction their transferability under the Act.

     This opinion letter is intended solely for the benefit of the addressees of this letter, and is not to be made available to or relied upon by any other person, firm or entity without our prior written consent (provided, that copies of this opinion letter may be made available to the counsel, transferees and regulators of the addresses of this letter).

Very truly yours,

                                                                       EXHIBIT D

                       HOLLIS-EDEN PHARMACEUTICALS, INC.

                           FORM OF DRAW DOWN NOTICE


TO:          BALLSBRIDGE FINANCE LTD.
             38 Hertford Street
             London, United Kingdom
             W1Y 7TG
             Attention: Mr. James Martin
             Telephone: 01144 207 355 2051
             Facsimile: 01144 207 355 4975

COPIES TO:   ISOSCELES CAPITAL, LTD.            COOLEY GODWARD LLP
             1/ST/ Floor, 55 Conduit Street     4365 Executive Drive, Suite 1100
             London, United Kingdom             San Diego, California
             W1R 9FD                            92121
             Attention: _________________       Attention: Thomas A. Coll, Esq.
             Telephone: 01144 207 494 5900      Telephone: 858-550-6013
             Facsimile: 01144 207 494 5901      Facsimile: 858-453-3555

             ATLAS PEARLMAN, P.A.
             350 East Las Olas Blvd.
             Suite 1700
             Fort Lauderdale, Florida
             33301
             Attention: Steven I. Weinberger,
             Esq.
             Telephone: 954-763-1200
             Facsimile: 954-766-7800

FROM:        HOLLIS-EDEN PHARMA-                DATE:________________
                   CEUTICALS, INC.


This Draw Down Notice is provided in Connection with the Common Stock Purchase Agreement dated september ___, 2001, by and between Hollis-Eden Pharmaceuticals, Inc. and Ballsbridge Finance Ltd. (the "Purchase Agreement", and the Escrow Agreement relating thereto. Words and Expressions Defined in the Purchase Agreement and Escrow Agreement shall bear the same meanings as in this Notice and the Terms and Conditions Contained in the Purchase Agreement and the Escrow Agreement are hereby incorporated by reference and deemed to be a part of this Notice.

1. We wish to make a Draw Down against the Commitment Amount pursuant to the Purchase Agreement as follows:

--------------------------------------------------------------------------------
(a)  Investment Amount of this Draw Down
     Notice:
--------------------------------------------------------------------------------
(b)  Commencement Date (being the first
     Trading Day of the Draw Down Pricing
     Period):
--------------------------------------------------------------------------------
(c)  Number of Trading Days in the Draw Down
     Pricing Period (being 5, 10, 15 or 20
     Trading Days):
--------------------------------------------------------------------------------
(d)  Threshold Price (subject to a minimum
     of $______):
--------------------------------------------------------------------------------

2. On the Settlement Date, we will deliver to the Escrow Agent such certificates and other documents, including a Abring-down@ opinion of counsel, to the extent required by the Purchase Agreement.

3.   We acknowledge that our delivery of this Notice is irrevocable.

4. By our execution of this Notice, we hereby confirm that each of our representations and warranties in the Purchase Agreement is true and accurate on the date hereof, that we have satisfied each condition precedent to the Draw Down contemplated by this Notice and that we remain in compliance with each and every obligation and covenant made by us in the Purchase Agreement. Without limitation of the foregoing, we hereby confirm that (i) the Registration Statement has become effective under the Securities Act of 1933, as amended, (ii) the Registration Statement and prospectus included therein is current and no stop order is in effect with respect to its use and (iii) we have filed, or prior to the Settlement Date will file, a prospectus supplement with respect to the Purchaser=s resale of the Shares covered by this Draw Down Notice.

5. We agree that we are responsible for all reasonable fees and expenses incurred by us and by the Purchaser pursuant to this Draw Down Notice, to the extent provided in the Purchase Agreement.

6. We confirm that the signed original of this Notice will be mailed to the above address by first class mail as soon as possible.

7. Not later than the day prior to the Settlement Date, we will deliver certificates evidencing the Shares to the Escrow Agent, via DWAC, to the Escrow Shares Account designated for that purpose in the Escrow Agent. On the Settlement Date, Subscription Proceeds evidencing the net purchase price for the Shares should be transmitted to us, via wire transfer, to the Company Account designated for that purpose in the Escrow Agreement.

8. We confirm that the amount of this Draw Down, the purchase price per Share, the Settlement Date and adjustments, if any, to the number of Shares to be purchased, shall be computed and processed in the manner described in the Purchase Agreement.



                              HOLLIS-EDEN PHARMACEUTICALS, INC.


                              By: _______________________________
                                  Name:
                                  Title:

                         *  *  *  *  *  *  *  *  *  *

We hereby acknowledge receipt of the above Draw Down Notice and acknowledge our obligation to purchase and pay for the Shares on the basis set out above and in accordance with the terms of the Purchase Agreement.


                              BALLSBRIDGE FINANCE LTD.


                              By: _______________________________
                                  Name:
                                  Title:


                              Date: _____________________________

                                                                       EXHIBIT F


                       HOLLIS-EDEN PHARMACEUTICALS, INC.

                            SETTLEMENT CERTIFICATE


     This Settlement Certificate is executed and delivered in furtherance of (i) the Common Stock Purchase Agreement dated September ___, 2001 (the "Acquisition Agreement"), by and between Hollis-Eden Pharmaceuticals, Inc. (the "Company") and Ballsbridge Finance Ltd. (the "Purchaser") and (ii) the Escrow Agreement dated September ___, 2001 (the "Escrow Agreement"), by and among the Company, the Purchaser and Atlas Pearlman, P.A. (the "Escrow Agent"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Acquisition Agreement and the Escrow Agreement.

     Settlement Date:               _____________________________

     Investment Amount:             $____________________________

     Number of Shares to be
     Delivered to the Purchaser:    _____________________________

     Escrow Agent Fee:              $____________________________


     Net Proceeds to be
     Delivered to the Company:      $____________________________


     Settlement of this transaction shall take place in the manner described in the Acquisition Agreement and the Escrow Agreement.

     Purchase of the Shares shall be on a delivery versus payment basis, as more fully described in the Acquisition Agreement and the Escrow Agreement.

     By its execution of this Settlement Certificate, the Company hereby certifies that each of its representations and warranties in the Acquisition Agreement is true and accurate on the date hereof and that the Company has satisfied each condition precedent to the transaction evidenced by this Settlement Certificate and remains in compliance with each and every obligation and covenant made by it in the Acquisition Agreement. Without limitation of the foregoing, the Company hereby certifies that (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the Securities Act"), (ii) the Registration Statement and prospectus included therein is current and no stop order is in effect with respect to its use and

(iii) the Company has filed, or prior to the Settlement Date will file, a prospectus supplement with respect to the Purchaser's resale of the Shares.

     By its execution of this Settlement Certificate, the Purchaser hereby certifies that (i) each of its representations and warranties in the Acquisition Agreement is true and accurate on the date hereof (ii) the Purchaser has satisfied each condition precedent to the transaction contemplated by this Settlement Certificate and remains in compliance with each and every obligation and covenant made by it in the Acquisition Agreement and (iii) it will timely comply with applicable prospectus delivery requirements under the Securities Act in connection with its resale of the Shares.

     The Escrow Agent is hereby directed to comply with the provisions of
Section 4 of the Escrow Agreement without further instruction by or notice to the Company or the Purchaser.

HOLLIS-EDEN                             BALLSBRIDGE FINANCE LTD.
PHARMACEUTICALS, INC.


By:___________________________          By:_________________________
Date:                                   Date: